Exhibit 99.1
Press Release

Applied Micro Circuits Corporation Reports Fiscal Year 2014 Revenue Up 10.5% Year-Over-Year

SUNNYVALE, Calif., April 24, 2014 (GLOBE NEWSWIRE) - Applied Micro Circuits Corporation (Nasdaq: AMCC) (“AppliedMicro”) today reported its financial results for the fiscal fourth quarter and full year ended March 31, 2014.

Fiscal Q4 2014 Financial Information

•	Consolidated net revenue of $51.8 million

•	GAAP net income of $23.1 million or $0.30 per diluted share

•	Non-GAAP net income of $0.7 million or $0.01 earnings per diluted share

•	Total cash, cash equivalents and short-term investments were approximately $106.6 million as of March 31, 2014

Fiscal 2014 Full-Year Financial Information

•	Consolidated net revenue of $216.2 million

•	GAAP net loss of $5.7 million or $0.08 per share

•	Non-GAAP net income of $5.8 million or $0.08 earnings per diluted share

Commenting on AppliedMicro’s fourth quarter and fiscal 2014 full year operations, Dr. Paramesh Gopi, President and Chief Executive Officer, said, “We are very excited with the progress we have made to commercialize X-Gene™. Design win momentum is strong, and we have purchase orders in-hand. We expect to begin sampling X-Gene 2 this spring.“ Dr. Gopi continued, “In addition, our leadership in the OTN / converged Ethernet market has positioned us very well to benefit from the adoption of 100Gbps connectivity within and between data centers.”

Doug Ahrens, Chief Financial Officer, said, “The base business performed better than our expectations on the bottom line and continues to support the ongoing development of our X-Gene and X-Weave™ growth initiatives. We are also very pleased to have further strengthened our balance sheet in the quarter.”

Fiscal 2014 Fourth Quarter Results
Total net revenue for the fiscal 2014 fourth quarter was $51.8 million compared to $54.8 million in the third quarter of fiscal 2014 and $56.3 million in the fourth quarter of fiscal 2013, representing a decrease of 6% sequentially and a decrease of 8% year-over-year.

Net income on a generally accepted accounting principles (GAAP) basis for the fiscal 2014 fourth quarter was $23.1 million, or $0.30 per diluted share. This compares to a GAAP net loss of $7.3 million, or $0.10 per share, in the prior quarter and a GAAP net loss of $17.6 million, or $0.26 per share, in the fourth quarter of fiscal 2013.

Non-GAAP net income for the fiscal 2014 fourth quarter was $0.7 million, or $0.01 per diluted share, compared to non-GAAP net income of $1.6 million, or $0.02 per diluted share, in the prior quarter and non-GAAP net income of $0.1 million, or $0.00 per diluted share, in the same quarter last year.

AppliedMicro provides non-GAAP results as additional information relating to its financial condition and business trends. This information should be considered in conjunction with corresponding GAAP measures. A reconciliation between GAAP and non-GAAP financial results is provided in the financial tables section of this press release.

Conference Call and Webcast
Management will host a conference call and simultaneous webcast to discuss fourth quarter results and business and financial outlook today, April 24, 2014, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

DIAL-IN:     (877) 415-3183
(857) 244-7326

PASSCODE:     42709447

WEBCAST:    Investor Relations section of the Company’s website at www.apm.com

A replay of the call will be available starting approximately one hour after the completion of the call and can be accessed by dialing 888-286-8010 or 617-801-6888 and using the access code 40927216. The replay will be available through May 1, 2014.

About AppliedMicro
Applied Micro Circuits Corporation is a global leader in computing and connectivity solutions for next-generation cloud infrastructure and data centers. AppliedMicro delivers silicon solutions that dramatically lower total cost of ownership. Corporate headquarters are located in Sunnyvale, California. www.apm.com.
(C) Copyright 2014, Applied Micro Circuits Corporation. AppliedMicro, X-Gene, X-Weave, Server on a Chip, and Cloud Server are trademarks or registered trademarks of Applied Micro Circuits Corporation. All other product or service names are the property of their respective owners.

Forward-Looking Statements
This press release contains forward-looking statements that reflect the Company's current views and expectations with respect to future events and financial performance, including statements regarding the Company's strategic focus; product cycles; new product development, commercialization and customer acceptance; the development of the X-Gene™ ecosystem; market and technological trends including the adoption of ARM-based products and the anticipated migration to 100G within and between data centers; the anticipated performance of the Company’s base business; and future revenues, expenses and liquidity. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to: customer demand for the Company's products, and in particular, new products such as X-Gene and X-Weave; potential problems or delays in product development and validation; competitors’ product introductions, pricing decisions and other competitive factors; rapid technological change; increased supplier lead times and other supply chain constraints; the potential for manufacturing yield problems and product bugs or defects; changes in the businesses and financial condition of the Company’s major customers and ecosystem partners, including their strategic and budgeting decisions; reductions, rescheduling or cancellation of customer orders; successful management of key service providers and recently acquired businesses; the possibility of unexpected expenses; potential changes in capital needs and liquidity; legal and regulatory developments; and general economic conditions. More information about potential factors that could affect the Company's business and financial results is included in the "Risk Factors" set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2013, and the Company's other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

CONTACT:

Investor Relations Contact:
Traci Tsuchiguchi
Phone: (408) 542-8353
E-Mail: ttsuchiguchi@apm.com

Media Contact:
Mike Major
Phone: (408) 542-8831
E-mail: mmajor@apm.com

APPLIED MICRO CIRCUITS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	March 31, 2014	March 31, 2013
ASSETS:
Current assets:
Cash, cash equivalents and short-term investments	$106,583	$85,476
Accounts receivable, net	25,178	24,575
Inventories	18,946	12,900
Other current assets	16,799	17,998
Total current assets	167,506	140,949
Property and equipment, net	20,746	34,391
Goodwill	11,425	13,183
Purchased intangibles, net	105	11,991
Other assets	7,754	10,866
Total assets	$207,536	$211,380
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,194	$17,650
Other current liabilities	28,961	96,439
Total current liabilities	55,155	114,089
Non-current liabilities:
Other long-term liabilities	3,145	15,787
Stockholders' equity	149,236	81,504
Total liabilities and stockholders' equity	$207,536	$211,380

APPLIED MICRO CIRCUITS CORPORATION
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Year Ended
	March 31, 2014	December 31, 2013	March 31, 2013	March 31, 2014	March 31, 2013
Net revenues	$51,771	$54,844	$56,326	$216,150	$195,642
Cost of revenues	19,806	21,644	21,174	85,189	83,048
Gross profit	31,965	33,200	35,152	130,961	112,594
Operating expenses:
Research and development	25,653	29,870	35,554	146,579	187,419
Selling, general and administrative	9,325	10,930	13,008	38,927	51,684
Amortization of purchased intangible assets	62	62	337	316	1,926
Restructuring charges, net	4	38	217	1,134	6,435
Gain on sale of building	(25,815)	—	—	(25,815)	—
Gain on sale of T-Pack	—	—	—	(19,699)	—
Total operating expenses	9,229	40,900	49,116	141,442	247,464
Operating income (loss)	22,736	(7,700)	(13,964)	(10,481)	(134,870)
Interest and other income (expense), net	418	617	(4,654)	5,406	201
Income (loss) before income taxes	23,154	(7,083)	(18,618)	(5,075)	(134,669)
Income tax expense (benefit)	38	201	(1,012)	619	(554)
Net income (loss)	$23,116	$(7,284)	$(17,606)	$(5,694)	$(134,115)

Basic net income (loss) per share:	$0.31	$(0.10)	$(0.26)	$(0.08)	$(2.06)
Shares used in calculating basic net income (loss)per share	75,629	73,989	67,566	72,897	65,258

Diluted income (loss) per share:	$0.30	$(0.10)	$(0.26)	$(0.08)	$(2.06)
Shares used in calculating diluted net income (loss) per share	77,193	73,989	67,566	72,897	65,258

APPLIED MICRO CIRCUITS CORPORATION
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Year Ended
	March 31, 2014	December 31, 2013	March 31, 2013	March 31, 2014	March 31, 2013
GAAP net (loss) income	$23,116	$(7,284)	$(17,606)	$(5,694)	$(134,115)
Adjustments:
Stock-based compensation charges	3,591	5,882	2,691	17,021	24,236
Warrant expense	—	—	—	—	1,289
Amortization of purchased intangibles	62	62	1,017	482	4,643
Veloce acquisition consideration	—	2,945	9,608	42,684	66,188
Acquisition related recoveries	—	—	—	—	(133)
Restructuring charges, net	4	38	217	1,134	6,435
Impairment of strategic investment	—	—	2,250	—	2,250
Gain on sale of building	(25,815)	—	—	(25,815)	—
Sale of equipment and other assets	—	—	—	—	(1,299)
Impairment of notes receivable and other assets	—	—	1,800	—	1,800
Gain on sale of TPack	—	—	—	(19,699)	—
Impairment of marketable securities	(16)	(17)	1,121	(3,992)	(412)
Income tax adjustments	(212)	(48)	(1,015)	(368)	336
Total GAAP to Non-GAAP adjustments	(22,386)	8,862	17,689	11,447	105,333
Non-GAAP net income (loss)	$730	$1,578	$83	$5,753	$(28,782)
Diluted income (loss) per share	$0.01	$0.02	$0.00	$0.08	$(0.44)
Shares used in calculating diluted income (loss) per share	77,193	75,754	68,522	74,371	65,258
Net income (loss) per share:
GAAP income (loss) per share	$0.30	$(0.10)	$(0.26)	$(0.08)	$(2.06)
GAAP to non-GAAP adjustments	(0.29)	0.12	0.26	0.16	1.62
Non-GAAP net income (loss) per share	$0.01	$0.02	$0.00	$0.08	$(0.44)
Reconciliation of shares used in calculating non-GAAP income (loss) per share:
Shares used in calculating the basic income (loss) per share	75,629	73,989	67,566	72,897	65,258
Adjustment for dilutive securities	1,564	1,765	956	1,474	—
Non-GAAP shares used in calculating diluted income (loss) per share	77,193	75,754	68,522	74,371	65,258

APPLIED MICRO CIRCUITS CORPORATION
SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS
(in thousands)
(unaudited)
The following schedule reconciles selected line items from the GAAP basis statements of operations to the non-GAAP statements of operations:
	Three Months Ended			Year Ended
	March 31, 2014	December 31, 2013	March 31, 2013	March 31, 2014	March 31, 2013
GROSS PROFIT:
GAAP gross profit	$31,965	$33,200	$35,152	$130,961	$112,594
Amortization of purchased intangibles	—	—	680	166	2,717
Stock-based compensation expense	102	120	95	445	692
Non-GAAP gross profit	$32,067	$33,320	$35,927	$131,572	$116,003
OPERATING EXPENSES:
GAAP operating expenses	$9,229	$40,900	$49,116	$141,442	$247,464
Stock-based compensation expense	(3,489)	(5,762)	(2,596)	(16,576)	(23,544)
Warrant expense	—	—	—	—	(1,289)
Amortization of purchased intangibles	(62)	(62)	(337)	(316)	(1,926)
Acquisition related recoveries	—	—	—	—	133
Veloce acquisition consideration	—	(2,945)	(9,608)	(42,684)	(66,188)
Gain on sale of building	25,815	—	—	25,815	—
Gain on sale of TPack	—	—	—	19,699	—
Restructuring charges, net	(4)	(38)	(217)	(1,134)	(6,435)
Non-GAAP operating expenses	$31,489	$32,093	$36,358	$126,246	$148,215
INTEREST AND OTHER INCOME (EXPENSE), NET AND OTHER-THAN-TEMPORARY IMPAIRMENT:
GAAP interest and other income (loss), net	$418	$617	$(4,654)	$5,406	$201
Impairment of strategic investment	—	—	2,250	—	2,250
Sale of equipment and other assets	—	—	—	—	(1,299)
Impairment of notes receivable and other assets	—	—	1,800	—	1,800
Other-than-temporary investment impairment	(16)	(17)	1,121	(3,992)	(412)
Non-GAAP interest and other income (expense), net	$402	$600	$517	$1,414	$2,540
INCOME TAX EXPENSE (BENEFIT):
GAAP income tax expense (benefit)	$38	$201	$(1,012)	$619	$(554)
Income tax adjustments	212	48	1,015	368	(336)
Non-GAAP income tax expense (benefit)	$250	$249	$3	$987	$(890)
RESEARCH AND DEVELOPMENT :
GAAP research and development	$25,653	$29,870	$35,554	$146,579	$187,419
Stock-based compensation expense	(1,503)	(1,546)	(1,026)	(6,390)	(11,760)
Warrant expense	—	—	—	—	(1,289)
Veloce acquisition consideration	—	(2,945)	(9,608)	(42,684)	(66,188)
Non-GAAP research and development	$24,150	$25,379	$24,920	$97,505	$108,182
SELLING, GENERAL AND ADMINISTRATIVE :
GAAP selling, general and administrative	$9,325	$10,930	$13,008	$38,927	$51,684
Stock-based compensation expense	(1,986)	(4,216)	(1,570)	(10,186)	(11,784)
Acquisition related recoveries	—	—	—	—	133
Non-GAAP selling, general and administrative	$7,339	$6,714	$11,438	$28,741	$40,033

APPLIED MICRO CIRCUITS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Year Ended March 31,
	2014	2013
Operating activities:
Net loss	$(5,694)	$(134,115)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	10,273	9,542
Amortization of purchased intangibles	482	4,643
Stock-based compensation expense:
Stock options	2,519	3,469
Restricted stock units	14,502	20,767
Warrants	—	1,289
Veloce accrued liability	42,684	66,188
Tax effect on other comprehensive income	(40)	(989)
Non-cash restructuring charges	298	4,719
Acquisition related adjustment	—	(133)
Net gain on sale of TPack	(19,699)	—
Net gain on sale of building	(25,815)	—
Net gain on disposals of property, equipment and other assets	(23)	(1,293)
Impairment loss on strategic investments, net	—	2,250
Impairment of short-term investments and marketable securities	—	1,143
Write-off of notes receivable and other assets	—	1,800
Changes in operating assets and liabilities:
Accounts receivable	(837)	(1,909)
Inventories	(6,049)	10,344
Other assets	3,232	(2,871)
Accounts payable	5,778	(622)
Accrued payroll and other accrued liabilities	(671)	(82)
Veloce accrued liability	(63,657)	(16,537)
Deferred revenue	(770)	(668)
Net cash used for operating activities	(43,487)	(33,065)
Investing activities:
Proceeds from sales and maturities of short-term investments	44,450	42,164
Purchases of short-term investments	(18,081)	(21,633)
Proceeds from sale of TPack	29,498	—
Proceeds from sale of property, equipment and other assets	70	1,800
Proceeds from sale of building	40,176	—
Purchase of property, equipment and other assets	(5,952)	(9,045)
Proceeds from sale of strategic equity investment	1,286	7,146
Purchase of strategic equity investment	—	(500)
Net cash provided by investing activities	91,447	19,932
Financing activities:
Proceeds from issuances of common stock	11,619	8,873
Funding of restricted stock units withheld for taxes	(6,550)	(3,121)
Repurchases of common stock	—	(653)
Payment of contingent consideration	—	(485)
Other	(555)	(481)
Net cash provided by financing activities	4,514	4,133
Net increase (decrease) in cash and cash equivalents	52,474	(9,000)
Cash and cash equivalents at the beginning of the period	19,065	28,065
Cash and cash equivalents at the end of the period	$71,539	$19,065